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                                                                   Exhibit 4.9

______________________________________________________________________________

                              WARRANT AGREEMENT OF
                         WESTERN MICRO TECHNOLOGY, INC.

                                 100,000 SHARES

                         Dated as of September 30, 1997

______________________________________________________________________________



                         COMMON STOCK PURCHASE WARRANT

     WARRANT AGREEMENT dated as of September 30, 1997, between Western Micro Technology, Inc., a Delaware corporation (the "Company"), the Company as Warrant Agent, and IBM Credit Corporation (the "Warrant Holder" or "Holder").

     WHEREAS, pursuant to that certain Inventory and Working Capital Agreement Amendment #4 dated as of September 30, 1997, by and between the Company and the Holder, the Holder has agreed to provide the Company with an acquisition loan (the "Acquisition Loan"); and

     WHEREAS, in partial consideration for making the Acquisition Loan, the Holder is to receive warrants to acquire shares of Common Stock of the Company; and

     WHEREAS, the Company proposes to issue at closing (the "Closing") of the Acquisition Loan the Common Stock Purchase Warrants as hereinafter described (the "Warrants") exercisable to purchase one hundred thousand (100,000) shares of its Common Stock, $0.01 par value ("Common Stock") (the shares of Common Stock issuable on exercise of the Warrants being referred to herein as the "Warrant Shares"), in favor of Warrant Holder.

     In consideration of the benefits and services provided to the Company by the grantor of the Warrant Holder, and for the purpose of defining the terms and provisions of all of the Warrants and the respective rights and obligations thereunder of the Company and the Holder, the Company and the Warrant Holder hereby agree as follows:

     SECTION 1.  TRANSFERABILITY AND FORM OF THE WARRANTS.

            1.1 REGISTRATION. The Warrants shall be numbered and shall be registered on the books of the Company maintained at the principal office of the Company at 254 East Hacienda Avenue, Campbell, California 95008 (the "Warrant Register"). The Company shall be entitled to treat the Holders of the Warrants as the owners in fact thereof for all purposes and shall not be bound to recognize any equitable or other claim to or interest in such Warrants on the part of any other person, and shall not be liable for any Company registration or transfer of the Warrants which is registered or to be registered in the name of a fiduciary or the nominee of a fiduciary unless made with the actual knowledge that a fiduciary or nominee is committing a breach of trust in requesting such registration of transfer, or with such knowledge of such facts that its participation therein amounts to bad faith.

            1.2 TRANSFER RESTRICTIONS. The Warrants are freely transferable, subject to applicable securities laws restrictions. The holder of any Warrants so transferred shall continue to be bound by this Agreement. However, the minimum denomination of any Warrant hereunder shall be a Warrant exchangeable for 1,000 Warrant Shares.

            1.3 TRANSFER-GENERAL. Subject to the terms hereof, the Warrants shall be transferable only on the books of the Company maintained at its principal office upon

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delivery thereof duly endorsed by the Holder or by its duly authorized attorney or representative, or accompanied by proper evidence of succession, assignment or authority to transfer. In all cases of transfer by an attorney, the original power of attorney, duly approved, or a copy thereof, duly certified, shall be deposited and remain with the Company. In case of transfer by executors, administrators, guardians or other legal representatives, duly authenticated evidence of their authority shall be produced, and may be required to be deposited and to remain with the Company in its discretion. Upon any registration of transfer, the Company shall countersign and deliver new Warrants to the Persons entitled thereto. The Company or the Warrant Agent may require the payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any such transfer.

          1.4 NOTICES OF CORPORATE ACTIONS. In the event of: (a) any taking by the Company of a record of the holders of the Common Stock for the purpose of determining the holders thereof who are entitled to receive any dividend or distribution, or any right to subscribe for, purchase or otherwise acquire any shares of capital stock of any class or any other securities, (b) any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company or any consolidation or merger involving the Company and any other Person or any transfer or other disposition of all or substantially all the assets of the Company to another Person; (c) any voluntary or involuntary dissolution, liquidation or winding-up of the Company, or (d) any amendment of the Certificate of Incorporation of the Company, the Company shall mail to each Warrant Holder in accordance with the provisions of Section 12 hereof a notice specifying (i) the date or expected date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right and (ii) the date or expected date on which any such reorganization, reclassification, recapitalization, consolidation, merger, transfer, disposition, dissolution, liquidation or winding-up is to take place, the time, if any such time is to be fixed, as of which the holders of record of Common Stock shall be entitled to exchange their shares of Common Stock for the securities or other property deliverable upon such reorganization, reclassification, recapitalization, consolidation, merger, transfer, disposition, dissolution, liquidation or winding-up and a description in reasonable detail of the transaction. Such notice shall be mailed to the extent practicable at least thirty (30), but not more than ninety (90) days prior to the date therein specified. In the event that the Company at any time sends any notice to the holders of its Common Stock, it shall concurrently send a copy of such notice to each Warrant Holder.

          1.5 FORM OF THE WARRANTS. The text of the Warrants and of the form of election to purchase Warrant Shares (the "Purchase Form") shall be substantially as set forth in Exhibit A attached hereto. The Exercise Price (as defined in and determined in accordance with the provisions of Sections 2 and 6 hereof) and the number of Warrant Shares issuable upon exercise of the Warrant is subject to adjustment upon the occurrence of certain events, all as hereinafter provided. The Warrant shall be executed on behalf of the Company by its Chairman of the Board, its Chief Executive Officer, President, Chief Financial Officer, or one of its Vice Presidents, and attested by its Secretary or an Assistant Secretary.

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          The Warrants shall be dated as of the date of countersignature thereof by the Company either upon initial issuance or upon transfer.

     SECTION 2. TERMS OF THE WARRANTS; EXERCISE OF THE WARRANTS; EXERCISE PRICE, ETC.

            2.1 TERM OF THE WARRANTS/VESTING. Subject to the terms of this Agree ment, the Holder shall have the right, which may be exercised from time to time until a date seven (7) years from the Closing, to purchase from the Company the number of fully paid and nonassessable Warrant Shares which the Holder may at the time be entitled to purchase on exercise of such Warrant. The Warrant shall vest in full at Closing. If the last day for the exercise of the Warrant shall not be a business day, then the Warrant may be exercised on the next succeeding business day.

            2.2 EXERCISE OF THE WARRANTS. The Warrants may be exercised upon surrender to the Company, at its principal office, of the certificate evidencing the particular Warrant to be exercised, together with the Purchase Form on the reverse thereof duly completed and executed, and upon payment to the Company of the Exercise Price, for the number of Warrant Shares in respect of which such Warrant is then exercised. Upon partial exercise, a Warrant certificate for the unexercised portion shall be delivered to the Holder. Payment of the aggregate Exercise Price shall be made as provided in Section 2.3 below.

            Subject to Section 3 hereof, upon such surrender of a Warrant, a completed Purchase Form, and payment of the Exercise Price as aforesaid, the Company shall issue and cause to be delivered with all reasonable dispatch to or upon the written order of the Holder and in such name or names as the Holder may designate, a certificate or certificates for the number of full Warrant Shares so purchased upon the exercise of the particular Warrant, together with an additional whole share in respect of any fractional Warrant Share otherwise issuable upon such surrender. Such certificate or certificates shall be deemed to have been issued and any person so designated to be named therein shall be deemed to have become a holder of record of such Warrant Shares as of the date of the surrender of the particular Warrant, a completed Purchase Form, and payment of the Exercise Price, as aforesaid; provided, however, that if, at the
                                             --------  -------
date of surrender of the particular Warrant, a completed Purchase Form, and payment of such Exercise Price, the transfer books for the Warrant Shares or other class of stock purchasable upon the exercise of the particular Warrant shall be closed, the certificates for the Warrant Shares in respect of which the particular Warrant is then exercised shall be issuable as of the date on which such books shall next be opened (whether before or after the Expiration Date) and until such date the Company shall be under no duty to deliver any certificate for such Warrant Shares; provided, further, that the transfer books
                                     --------  -------
of record, unless otherwise required by law, shall not be closed at any one time for a period longer than 20 calendar days.

          2.3 PAYMENT OF THE EXERCISE PRICE. Payment of the Exercise Price shall be made at the option of the Holder by one or more of the following methods: (i) by delivery of

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cash, or a certified or official bank check in the amount of such Exercise
Price, (ii) by instructing the Company to withhold a number of Warrant Shares then issuable upon exercise of the particular Warrant with an aggregate Fair Value (as defined in Section 7 hereof) equal to such Exercise Price (the "Share Withholding Option"), (iii) by surrender to the Company of Notes in principal amount plus accrued interest equal to the applicable Exercise Price, or (iv) by surrendering to the Company shares of Common Stock previously acquired by the Holder with an aggregate Fair Value equal to such Exercise Price, or any combination of foregoing. In the event of any withholding of Warrant Stock or surrender of Common Stock pursuant to clause (ii) or (iv) above where the number of shares whose Fair Value is equal to the Exercise Price is not a whole number, the number of shares withheld by or surrendered to the Company shall be rounded down to the nearest whole share.

          2.4 COMPLIANCE WITH GOVERNMENT REGULATIONS. Holder acknowledges that none of the Warrants or Warrant Shares has been registered under the Act, and may be sold or disposed of in the absence of such registration only pursuant to an exemption from such registration and in accordance with this Agreement. The Warrants and Warrant Shares will bear a legend to the following effect:

     "THE SALE OF THE SECURITIES REPRESENTED HEREBY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). NO SALE OR OTHER DISPOSITION OR PLEDGE OF THESE SECURITIES OR THE SECURITIES UNDERLYING THESE SECURITIES CAN BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATING THERETO OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY OR A NO ACTION LETTER OR INTERPRETIVE OPINION OF THE STAFF OF THE SECURITIES AND EXCHANGE COMMISSION THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACT."

          2.5 EXERCISE PRICE. The price per share at which Warrant Shares shall be purchasable upon exercise of the Warrant (the "Exercise Price") shall be $7.50 per share, subject to adjustment pursuant to Section 6 hereof.

          2.6 EXERCISE PRICE RESET. In the event that on any anniversary of the date of this Agreement during the term of the Warrants, the average of the closing bid price for the ten (10) Trading Days prior to such anniversary is less than the Exercise Price of the Warrants then in effect, then the Exercise Price of the Warrants shall be reset to 87.5% of the average of the closing bid prices for such ten (10) Trading Day period. In the event that the Common Stock of the Company is no longer publicly traded on any such anniversary date, then in lieu of the ten (10) Trading Day average of the closing bid prices, the Fair Value of the Common Stock shall be used.

    SECTION 3. PAYMENT OF TAXES. The Company will pay all documentary stamp taxes, if any, attributable to the initial issuance of the Warrants and Warrant Shares upon the

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exercise of any of the Warrants; provided, however, that the Company shall not
                                 --------  -------
be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issue or delivery of the Warrants or certificates for Warrant Shares in a name other than that of the Holder of the particular Warrant.

     SECTION 4. MUTILATED OR MISSING WARRANTS. In case the Warrant shall be mutilated, lost, stolen or destroyed, the Company shall issue and deliver in exchange and substitution for and upon cancellation of the mutilated Warrant, or in lieu of and substitution for the Warrant lost, stolen or destroyed, a new Warrant certificate of like tenor and representing an equivalent right or interest; but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction of the particular Warrant certificate and indemnity or bond, if requested, also reasonably satisfactory to them. An applicant for such substitute Warrant certificate shall also comply with such other reasonable regulations and pay such other reasonable charges as the Company may prescribe.

     SECTION 5.  RESERVATION OF WARRANT SHARES.

            5.1 RESERVATION OF WARRANT SHARES. There have been reserved, and the Company shall at all times keep reserved, out of its authorized shares of Common Stock, a number of shares of Common Stock sufficient to provide for the exercise of the rights of purchase represented by the outstanding Warrants. The transfer agent for the Common Stock ("Transfer Agent"), and every subsequent transfer agent for any shares of the Company's capital stock issuable upon the exercise of any of the rights of purchase aforesaid will be and are hereby irrevocably authorized and directed at all times until the Expiration Date to reserve such number of authorized shares as shall be requisite for such purpose. The Company will keep a copy of this Agreement on file with the Transfer Agent and with every subsequent transfer agent for any shares of the Company's capital stock issuable upon the exercise of the rights of purchase represented by the Warrant. The Company covenants that all Warrant Shares which may be issued upon exercise of the Warrant will, upon issue, be fully paid, nonassessable, free of preemptive rights in any third party and free from all taxes, liens, charges and security interests with respect to the issue thereof. The Company will supply such Transfer Agent and any subsequent transfer agent with duly executed stock certificates for such purpose and will itself provide or otherwise make available any cash which may be payable as provided in Section 8 of this Agreement. The Company will furnish to such Transfer Agent a copy of all notices of adjustments, and certificates related thereto, transmitted to each Holder. The particular Warrant surrendered in the exercise of the rights thereby evidenced shall be canceled by the Company.

            5.2 CANCELLATION OF THE WARRANTS. In the event the Company shall purchase a Warrant, or otherwise acquire any of the Warrants, the particular Warrant shall be canceled and retired.

     SECTION 6. ADJUSTMENT OF THE EXERCISE PRICE AND NUMBER OF WARRANT SHARES. The number and kind of securities purchasable upon the exercise of the Warrant and the

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Exercise Price shall be subject to adjustment from time to time upon the happening of certain events, as hereinafter defined.

          6.1 STOCK DIVIDENDS, SUBDIVISIONS AND COMBINATIONS. If at any time the Company shall:

          (1) take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend payable in, or other distribution of, additional shares of Common Stock,

          (2) subdivide its shares of Common Stock outstanding into a larger number of shares of such Common Stock, or

          (3) combine its shares of Common Stock outstanding into a smaller number of shares of such Common Stock,

then the number of Warrant Shares shall be adjusted so that the Warrant Holder thereafter will be entitled to receive the number of shares of Common Stock that such Warrant Holder would have owned immediately following such action had the Warrant been exercised immediately prior thereto, and the Exercise Price of the Warrant shall be adjusted to equal the product of the Exercise Price in effect immediately prior to such event multiplied by a fraction the numerator of which is equal to the number of Warrant Shares purchasable upon the exercise of the Warrant immediately prior to such adjustment, and the denominator of which is equal to the number of Warrant Shares purchasable immediately thereafter, and thereafter the provisions of this Warrant Agreement shall apply with like effect to such additional or reclassified shares.

          6.2. RIGHTS OFFERINGS AND OFFERINGS OF COMMON STOCK.

          (a) In the event that the Company issues rights, options or warrants to all holders of its Common Stock in respect of its Common Stock entitling them to subscribe for or purchase shares of Common Stock at a price per share less than the Fair Value per share (determined as provided below) of the Common Stock on the date fixed for the determination of stockholders entitled to receive such rights, options or warrants, the Exercise Price in effect at the opening of business on the day following the date fixed for such determination shall be decreased by multiplying such Exercise Price by a fraction of which the numerator shall be the number of shares of Common Stock Outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock which the aggregate of the offering price of the total number of shares of Common Stock so offered for subscription or purchase would purchase at such Fair Value and the denominator shall be the number of shares of Common Stock Outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock so offered for subscription or purchase, such decrease to become effective immediately after the opening of business on the day following the date fixed for such determination. To the extent that shares of Common

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Stock are not delivered after the expiration of such rights, options or warrants, the Exercise Price shall be readjusted (but only with regard to any Warrant exercised after such expiration) to the Exercise Price that would be in effect had the adjustment made upon the issuance of such rights, options or warrants been made upon the basis of delivery of only the number of shares of Common Stock actually issued. The Company will not issue any rights, options or warrants in respect of shares of Common Stock held in the treasury of the Company. The foregoing provisions of this Section 6.2 shall not apply to any rights issued to holders of Common Stock that are not currently exercisable and shall not apply until such time that such rights become exercisable.

          (b) In case the Company shall issue shares of Common Stock, Stock Purchase Rights or Convertible Securities, for a price per share of Common Stock, in the case of the issuance of Common Stock, or for a price per share of Common Stock initially deliverable upon conversion or exchange of such securities less than Fair Value per share of Common Stock on the date the Company fixed the offering, conversion or exchange price of such additional shares, the Exercise Price in effect at the opening of business on the day following the date fixed for such determination shall be decreased by multiplying such Exercise Price by a fraction of which the numerator shall be the number of shares of Common Stock Outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock which the aggregate of the offering price of the total number of shares of Common Stock so offered for subscription or purchase would purchase at such Fair Value and the denominator shall be the number of shares of Common Stock Outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock so offered for subscription or purchase, such decrease to become effective immediately after the opening of business on the day following the date fixed for such determination. Such adjustment shall be made whenever such shares, Stock Purchase Rights or Convertible Securities are issued, and shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event. To the extent that shares of Common Stock are not delivered after the expiration of such Stock Purchase Rights or the Convertible Securities are not converted, the Exercise Price shall be readjusted (but only with regard to any Warrant exercised after such expiration) to the Exercise Price that would be in effect had the adjustment made upon the issuance of such Stock Purchase Rights or Convertible Securities been made upon the basis of delivery of only the number of shares of Common Stock actually issued.

          6.3 OTHER DISTRIBUTIONS. In case the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock cash, evidences of indebtedness, shares of any class of capital stock or any other property or rights (including securities, but excluding (i) any dividend or distribution referred to in Section 6.1, and (ii) any merger or consolidation or other transactions to which Section 6.4 applies), then, in such event, upon the exercise of the Warrant, the Holder shall receive from the Company, in addition to the shares of Common Stock to which the Holder is entitled, any cash, evidences of indebtedness, shares of any class of capital stock or any other property distributed by the Company with respect to the shares of Common Stock as to which the exercised Warrant pertains, and until such

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exercise the Company shall retain the cash, evidences of indebtedness, shares of any class of capital stock, or other property or rights so distributed in trust for the benefit of the Holder. Upon the expiration of any such unexercised Warrant, to the extent not exercised, the property held in trust shall be released to the Company or its designee.

          In the event of a distribution by the Company to holders of its shares of Common Stock of stock of a subsidiary or securities convertible into or exercisable for such stock, then in lieu of an adjustment in the number of Shares purchasable upon the exercise of any of the Warrants, the Holder of any of the Warrants, upon the exercise thereof at any time after such distribution, shall be entitled to receive from the Company, such subsidiary or both, as the Company shall determine, the stock or other securities to which such Holder would have been entitled if such Holder had exercised the particular Warrant immediately prior thereto, all subject to further adjustment as provided in this
Section 6.

          6.4 REORGANIZATION, RECLASSIFICATION, MERGER, CONSOLIDATION OR DISPOSITION OF ASSETS.

          (a) In case the Company shall reorganize its capital, reclassify its capital stock, consolidate or merge with or into another corporation (where the Company is not the surviving corporation or where there is any change whatsoever in, or distribution with respect to, the outstanding Common Stock of the Company), or sell, transfer or otherwise dispose of all or substantially all of its property, assets or business to another corporation and, pursuant to the terms of such reorganization, reclassification, merger, consolidation or disposition of assets, (i) shares of common stock of the successor or acquiring corporation or of the Company (if it is the surviving corporation) or (ii) any cash, shares of stock or other securities or property of any nature whatsoever (including warrants, options, or other subscription or purchase rights) in addition to or in lieu of common stock of the successor or acquiring corporation are to be received by or distributed to the holders of Common Stock of the Company who are holders immediately prior to such transaction, then the Holder of the Warrants shall have the right thereafter to receive from the Company, upon exercise of the applicable Warrant, the number of shares of common stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and other property receivable upon or as a result of such reorganization, reclassification, merger, consolidation or disposition of assets by a holder of the number of shares of Common Stock for which the Warrants are exercisable immediately prior to such event and until such exercise the Company shall retain the cash, evidences of indebtedness, shares of any class of capital stock, or other property or rights so received in trust for the benefit of the Holder. If the Warrant is exercised in such event, the aggregate Exercise Price otherwise payable for the shares of Common Stock transferable upon exercise of the Warrant shall be allocated among the shares of common stock and other property receivable as a result of such reorganization, reclassification, merger, consolidation or disposition of assets in proportion to the respective fair market values of such shares of common stock and other property as determined in good faith by the Holder and the Company, if necessary. Upon the expiration of any such

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unexercised Warrant, to the extent not exercised, the property held in trust shall be released to the Company or its designee.

          (b) In case of any such reorganization, reclassification, merger, consolidation or disposition of assets, the successor or acquiring corporation (if other than the Company) shall expressly assume the due and punctual observance and performance of each and every covenant and condition of this Agreement to be performed and observed by the Company and all the obligations and liabilities hereunder. For purposes of this Section 6.4, "common stock of the successor or acquiring corporation" shall include stock of such corporation ration of any class that is not preferred as to dividends or assets over any other class of stock of such corporation and that is not subject to redemption and shall also include any evidences of indebtedness, shares of stock or other securities that are convertible into or exchangeable for any such stock, either immediately or upon the arrival of a specified date or the happening of a specified event and any warrants or other rights to subscribe for or purchase any such stock. The foregoing provisions of this Section 6.4 shall similarly apply to successive reorganizations, reclassification, mergers, consolidations or disposition of assets.

          6.5 ADJUSTMENT OF NUMBER OF SHARES PURCHASABLE. Upon any adjustment of the Exercise Price as provided in Section 6.2 hereof, the Holder shall thereafter be entitled to purchase upon the exercise of the Warrant, at the Exercise Price resulting from such adjustment, the number of shares of Common Stock obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of shares of Common Stock transferable on the exercise hereof immediately prior to such adjustment and dividing the product thereof by the Exercise Price resulting from such adjustment.

          6.6 DETERMINATION OF CONSIDERATION. For purposes of Section 6.2 hereof, the consideration received and/or receivable by the Company in connection with the issuance, sale, grant or exercise of additional shares of Common Stock, Stock Purchase Rights or Convertible Securities, irrespective of the accounting treatment of such consideration, shall be valued as follows:

          (1) SECURITIES OR OTHER PROPERTY. In the case of securities or other property, the fair market value thereof as of the date immediately preceding such issuance, sale, grant or exercise as determined in good faith by the Board of Directors of the Company which determination shall be conclusive absent manifest error.

          (2) DIVIDENDS IN SECURITIES. In case the Company shall declare a dividend or make any other distribution upon any stock of the Company payable in either case in Common Stock or Convertible Securities, such Common Stock or Convertible Securities, as the case may be, issuable in payment of such dividend or distribution shall be deemed to have been issued or sold without consideration.

          (3) MERGER, CONSOLIDATION OR SALE OF ASSETS. In case any shares of Common Stock, Stock Purchase Rights or Convertible Securities shall be issued in connection with any merger or consolidation in which the Company is the surviving corporation, the amount of consideration therefor shall be deemed to be the fair value of such portion of the assets and business of the non-surviving corporation attributable to such Common Stock, Stock Purchase Rights or Convertible Securities, as is determined in good faith by the Board of Directors of the Company which determination shall be conclusive absent manifest error.

          6.7 OTHER PROVISIONS APPLICABLE TO ADJUSTMENTS UNDER THIS SECTION. The following provisions shall be applicable to the adjustments provided for pursuant to this Section 6:

          (A)  WHEN ADJUSTMENTS TO BE MADE.  The adjustments required by this
Section 6 shall be made whenever and as often as any specified event requiring such an adjustment shall occur. For the purpose of any such adjustment, any specified event shall be deemed to have occurred at the close of business in New York on the date of its occurrence.

          (B) FRACTIONAL INTERESTS. In computing adjustments under this Section 6, fractional interests in Common Stock shall be taken into account to the nearest 1/100th of a share.

          (C)  WHEN ADJUSTMENT NOT REQUIRED.

          (1) If the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or distribution to which the provisions of Section 6 would apply, but shall, thereafter and before the distribution to stockholders thereof, legally abandon its plan to pay or deliver such dividend or distribution, then thereafter no adjustment shall be required by reason of the taking of such record and any such adjustment previously made in respect thereof shall be rescinded and annulled.

          (2) In case the Company shall sell or issue shares of Common Stock or Stock Purchase Rights in the following situations:

                   (i) to, officers, directors, consultants or employees of the Company pursuant to a plan approved by the Company's shareholders or Board of Directors at a price not less than 85% of the Fair Value of the Company's Common Stock in an amount (taking into account all prior sales or issuances excluded pursuant to this clause (i)) not greater than 5% of the total number of shares of Common Stock Outstanding; or

                   (ii) pursuant to a provision in any existing agreement between the Company and any third party in respect of an acquisition by the Company in which all or a portion of the consideration in connection with such acquisition is payable by the issuance of shares of Common Stock or Stock Purchase Rights; or

                    (iii) to holders of the Company's Series A Preferred Stock, $0.01 par value, issued on September 19, 1997, as dividends thereon or upon conversion thereof; or

                    (iv) to any Person upon the exercise of any Stock Purchase
               Right outstanding on the date hereof; or

                    (v) to Canpartners Investments IV, LLC and Robert Fleming
               Inc., a Delaware corporation, upon exercise of their warrant dated September 30, 1997, for the purchase of 400,000 shares of the Company's Common Stock,

     there shall be no adjustment in the Exercise Price or the number of Warrant Shares either upon the initial issuance of such securities or upon the exercise or conversion thereof.

          (d) MAXIMUM EXERCISE PRICE. Except with respect to mechanical adjustments pursuant to Section 6.1 above, at no time shall the Exercise Price per share of Common Stock exceed the amount set forth in Section 2.5 of this Agreement, as adjusted pursuant to Section 2.6.

          (e) CERTAIN LIMITATIONS. Notwithstanding anything herein to the contrary, the Company agrees not to enter into any transaction that, by reason of any adjustment under Section 6 above, would cause the Exercise Price to be less than the par value of the Common Stock, if any, unless the Company first reduces the par value of the Common Stock to be less than the Exercise Price that would result from such transaction.

          (f) NOTICE OF ADJUSTMENTS. Whenever the number of shares of Common Stock for which the Warrants are exercisable or the Exercise Price shall be adjusted pursuant to this Section 6, the Company forthwith shall prepare a certificate to be executed by either the chief executive or chief financial officer of the Company setting forth, in reasonable detail, the event requiring the adjustment and the method by which such adjustment was calculated, specifying the number of shares of Common Stock for which the Warrants are exercisable and (if such adjustment was made pursuant to Section 6.3) describing the number and kind of any other shares of stock or other property for which the Warrants are exercisable, and any related change in the Exercise Price, after giving effect to such adjustment or change. The Company shall promptly deliver a signed copy of such certificate to the Holder in accordance with Section 12. The Company shall keep at its principal office copies of all such certificates and cause the same to be available for inspection at said office during normal business hours by any Holder or any prospective transferee of any Warrants designated by a Holder thereof.

          (g) INDEPENDENT APPLICATION. Except as otherwise provided herein, all subsections of this Section 6 are intended to operate independently of one another (but without duplication). If an event occurs that requires the application of more than one subsection, all applicable subsections shall be given independent effect without duplication.

          6.8 RIGHT OF FIRST REFUSAL. As used in this Section 6.8, the term "Holder's Ratio" means the sum of the number of shares of Common Stock of the Company, plus the number of shares of Common Stock of the Company underlying the Warrants, plus the number of shares of Common Stock of the Company underlying Stock Purchase Rights, held by a Holders or its assigns, divided by the number of shares of Common Stock of the Company Outstanding from time to time. The Company agrees that if at any time while a Holder holds shares of Common Stock of the Company or Warrants, if the Company desires to sell or issue shares of Common Stock or Stock Purchase Rights of the Company (excluding shares of Common Stock issuable after the date hereof pursuant to Stock Purchase Rights of the Company existing on the date hereof, or shares issuable in connection with the matters listed in Section 6.7(c)(2)), then the Company shall first notify all the Holders of the terms of such proposed sale and issuance and permit the Holders to acquire on the same terms and conditions (which need only include monetary terms and conditions and not need include any terms and conditions which cannot be matched by the Holders) an amount equal to the number of shares of Common Stock or Stock Purchase Rights proposed to be issued or sold times the Holder's Ratio. The Holders shall have ten (10) Business Days after receipt of such notice to elect by notice to the Company in writing whether to purchase such shares of Common Stock or such Stock Purchase Rights, and may withdraw their election by notice to the Company at any time up to two (2) Business Days prior to the closing of the offer. After the ten (10) Business Day period has expired, the Company shall have up to ninety (90) days (or such longer time as may be reasonable necessary in the event the proposed issuance is pursuant to a public offering of shares of Common Stock or Stock Purchase Rights) to complete the sale of any such shares of Common Stock or Stock Purchase Rights, provided that if the Company later desires to change the terms of such sale or issuance in any material respect it shall first reoffer such shares of Common Stock or Stock Purchase Rights to the Holders pursuant to the procedures set forth herein.

          The Right of First Refusal set forth in this Section may only be transferred in connection with a transfer of the Warrants or Warrant Shares and shall terminate with respect to any of the Holders' shares after such shares have been sold pursuant to a registration statement filed with and declared effective by the Securities and Exchange Commission or pursuant to Rule 144 under the Act, and shall in no event continue beyond the term of the Warrants.

     SECTION 7.  DEFINITIONS.

          As used in this Warrant Agreement, the following terms shall have the following respective meanings:

                 ACT shall mean the Securities Act of 1933, as amended.

                 ACQUISITION LOAN means the loan between the Holder and the Company made pursuant to that certain Inventory and Working Capital Agreement Amendment #4 dated as of September 30, 1997.

                 BUSINESS DAY shall mean any day that is not a Saturday or Sunday or a day on which banks are required or permitted to be closed in New York or California.

                 CLOSING means the closing of the Acquisition Loan.

                 COMMON STOCK means the Common Stock of the Company, $0.01 par value per share, and any capital stock into which such Common Stock may thereafter be changed, and shall also include (i) capital stock of the Company of any other class (regardless of how denominated) issued to the holders of shares of any Common Stock upon any reclassification thereof which is also not preferred as to dividends or liquidation over any other class of stock of the Company and which is not subject to redemption and (ii) shares of common stock of any successor or acquiring corporation (as defined in Section 6.4 hereof) received by or distributed to the holders of Common Stock of the Company in the circumstances contemplated by Section 6.4 hereof.

                 CONVERTIBLE SECURITIES shall mean evidences of indebtedness, shares of stock or other securities that are convertible into or exchangeable for, with or without payment of additional consideration in cash or property, shares of Common Stock, either immediately or upon the occurrence of a specified date or a specified event.

                 CURRENT MARKET PRICE shall mean as of any specified date the average of the Daily Market Price of the Common Stock of the Company for the twenty (20) consecutive Trading Days immediately preceding such date. The "Daily Market Price" for each such Trading Day shall be the closing price of the Common Stock on the principal stock exchange or market on which such stock is actually traded.

                 FAIR VALUE means, per share of Common Stock as of any specified date, (i) if the Common Stock is publicly traded on such date, the Current Market Price per share or (ii) if the Common Stock is not publicly traded on such date, the fair market value per share of Common Stock shall be agreed upon in good faith between the Holders and the Company.

                 OUTSTANDING shall mean, when used with reference to Common Stock, at any date as of which the number of shares thereof is to be determined, all issued and outstanding shares of Common Stock, except shares then owned or held by or for the account of the Company or any Subsidiary there of.

                 PERSON shall mean any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, incorporated organization, association, corporation, institution, public benefit corporation, entity or government (whether federal, state, county, city, municipal or otherwise, including, without limitation, any instrumentality, division, agency, body or department thereof).

                 PREEMPTIVE RIGHT means a right of a stockholder to preempt or to purchase before others a new issue of shares in proportion to one's present interest in the Company.

                 STOCK PURCHASE RIGHTS shall mean any options, warrants or other securities or rights to subscribe to or exercisable for the purchase of shares of Common Stock or Convertible Securities, whether or not immediately exercisable.

                 TRADING DAY means any day that the principal stock exchange or market on which the securities of the Company are traded is open for trading.

     SECTION 8. FRACTIONAL INTERESTS. The Company shall not be required to issue fractional Warrant Shares on the exercise of the Warrant. If any fraction of a Warrant Shares would, except for the provisions of this Section 8, be issuable on the exercise of the Warrant (or specified portion thereof), the Company shall round up such share to an additional whole share of Common Stock.

     SECTION 9. NO RIGHTS AS STOCKHOLDER; NOTICES TO HOLDER. Nothing contained in either this Agreement or the Warrant shall be construed as conferring upon the Holder or its permitted transferees the right to vote or to receive dividends or to consent to or receive notice as a stockholder in respect of any meeting of stockholders for the election of directors of the Company or any other matter, or any rights whatsoever as a stockholder of the Company.

     SECTION 10. INSPECTION OF WARRANT AGREEMENT. The Company shall keep copies of this Agreement and any notices given or received hereunder available for inspection by the Holder during normal business hours at its principal office.

     SECTION 11. IDENTITY OF TRANSFER AND WARRANT AGENT. Forthwith upon the appointment of any subsequent transfer agent for the Common Stock or Warrant Agent, or any other shares of the Company's capital stock issuable upon the exercise of the Warrant, the Company will notify the Holder of the name and address of such subsequent transfer agent.

     SECTION 12. NOTICES. Any notice pursuant to this Agreement by any Holder to the Company, shall be in writing and shall be mailed first class, postage prepaid, or delivered to the Company at its office at 254 East Hacienda Avenue, Campbell, California 95008.

     Each party hereto may from time to time change the address to which notices to it are to be delivered or mailed hereunder by notice in writing to the other party. Any notice mailed pursuant to this Agreement by the Company or the Warrant Agent to the Holder shall be in writing and shall be mailed first class, postage prepaid, or delivered to the Holder at its address on the books of the Warrant Agent.

     SECTION 13. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to principles of conflict of laws. The parties hereto agree to submit to the jurisdiction of the United States District Court for the Northern District of California and the jurisdiction of any court of the State of California located in Santa Clara County in any action or proceeding arising out of or relating to this Agreement.

     SECTION 14. WAIVER OF JURY TRIAL. EACH OF THE COMPANY AND THE HOLDER HEREBY IRREVOCABLY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING (INCLUDING ANY COUNTERCLAIM) OF ANY TYPE IN WHICH THE COMPANY AND THE HOLDER ARE PARTIES AS TO ALL MATTERS ARISING DIRECTLY OR INDIRECTLY OUT OF THIS AGREEMENT OR ANY DOCUMENT, INSTRUMENT OR AGREEMENT EXECUTED IN CONNECTION HEREWITH.

     SECTION 15. SUCCESSORS. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

     SECTION 16. MERGER OR CONSOLIDATION OF THE COMPANY. So long as the Warrant remains outstanding, the Company will not merge consolidate with or into, or sell, transfer or lease all or substantially all of its property to, any other corporation unless the successor or purchasing corporation, as the case may be (if not the Company), shall expressly assume, by supplemental agreement, the due and punctual performance and observance of each and every covenant and condition of this Agreement to be performed and observed by the Company.

     SECTION 17. AMENDMENTS AND WAIVERS. This Agreement may not be modified or amended except by an instrument or instruments in writing signed by the Company and a majority of the Holders (by number of shares). Either the Company or any Holder may, by an instrument in writing, waive compliance by the other party with any term or provision of this Agreement on the part of such other party hereto to be performed or complied with. The waiver by any such party of a breach of any term or provision of this Agreement shall not be construed as a waiver by any other party or of any subsequent breach.

     SECTION 18. BENEFITS OF THIS AGREEMENT. Nothing in this Agreement shall be construed to give to any person or corporation, other than the Company and the Holder, any legal or equitable right, remedy or claim under this Agreement, but this Agreement shall be for the sole and exclusive benefit of the Company and the Holder.

     SECTION 19. AGREEMENT IN CONFIDENCE. This Agreement and its terms and the relationship between the Company and the Warrant Holder and its principals shall be kept confidential by the Warrant Holder and its affiliates and by Company and its affiliates and will not be disclosed by either of them except to the extent that as a matter of law it must be disclosed by either party in any document filed with any government agency or authority and available for public inspection or as may be required to be disclosed in connection with the Company's sale of its capital stock or assets or its merger, reorganization, consolidation or similar event.

     SECTION 20. CAPTIONS. The captions of the Sections of this Agreement have been inserted for convenience only and shall have no substantive effect .

     SECTION 21. COUNTERPARTS. This Agreement may be executed in any number of counterparts each of which so executed shall be deemed to be an original; but such counterparts together shall constitute but one and the same instrument.

                                 *    *     *

     IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed as of the day, month and year first above written.

                                         THE COMPANY, AND
                                         AS THE WARRANT AGENT:

                                         WESTERN MICRO TECHNOLOGY, INC.,
                                         a Delaware corporation


                                         By:  /s/ James W. Dorst
                                            --------------------------
                                              James W. Dorst
                                              Chief Financial Officer


THE WARRANT HOLDER:

IBM CREDIT CORPORATION


By:   /s/ Tracey Wyatt
      ---------------------------------

Title: Remarketer Loan Manager
       ---------------------------------

                             SIGNATURE PAGE 1 OF 1

                                   EXHIBIT A

No. ___                                                    ________ Shares


                         COMMON STOCK PURCHASE WARRANT

                             Void After 5:00 P.M.
                  Pacific Daylight Time on September 30, 2004


     THIS CERTIFIES THAT, for value received, IBM Credit Corporation, the registered holder of this Common Stock Purchase Warrant (the "Warrant") or permitted assigns (the "Holder"), is entitled to purchase from Western Micro Technology, Inc., a Delaware corporation (the "Company"), at any time until September 30, 2004 (the "Expiration Date"), at the purchase price per share of $7.50 (the "Exercise Price"), the number of shares of Common Stock of the Company (the "Common Stock") which is equal to the number of Shares set forth above. The number of shares purchasable upon exercise of this Warrant and the Exercise Price per share shall be subject to adjustment from time to time as set forth in the Warrant Agreement referred to below.

     This Warrant is issued under and in accordance with a Warrant Agreement dated as of September 30, 1997, between the Company and the Warrant Holder and is subject to the terms and provisions contained in the Warrant Agreement, to all of which the Holder of this Warrant by acceptance hereof consents. A copy of the Warrant Agreement may be obtained for inspection by the Holder hereof upon written request to the Company.

     This Warrant may be exercised in whole or in part by presentation of this Warrant with the Purchase Form annexed hereto duly executed and simultaneous payment of the Exercise Price (subject to adjustment) at the principal office of the Company at 254 East Hacienda Avenue, Campbell, California 95008. Payment of such price shall be made at the option of the Holder hereof in cash or by certified or official bank check or otherwise as set forth in the Warrant Agreement, including in the form of a "net exercise." Terms relating to exercise of this Warrant is set forth more fully in the Warrant Agreement.

     This Warrant may be exercised in whole or in part. Upon partial exercise, a Warrant certificate for the unexercised portion shall be delivered to the Holder. No fractional shares will be issued upon the exercise of this Warrant but the Company shall round up to a whole share any fractional share issuable upon the exercise of this Warrant. This Warrant is transferable only in limited circumstances as described in the Warrant Agreement at the office of the Company in Campbell, California, in the manner and subject to the limitations set forth in the Warrant Agreement.


                                  EXHIBIT A-1

     "THE SALE OF THE SECURITIES REPRESENTED HEREBY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). NO SALE OR OTHER DISPOSITION OR PLEDGE OF THESE SECURITIES OR THE SECURITIES UNDERLYING THESE SECURITIES CAN BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATING THERETO OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY OR A NO ACTION LETTER OR INTERPRETIVE OPINION OF THE STAFF OF THE SECURITIES AND EXCHANGE COMMISSION THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACT."

     The Holder hereof may be treated by the Company and all other persons dealing with this Warrant as the absolute owner hereof for any purpose and as the person entitled to exercise the rights represented hereby, or to the transfer hereof on the books of the Company. Any notice to the contrary notwithstanding, and until such transfer on which books, the Company may treat the Holder hereof as the owner for all purposes.

     This Warrant does not entitle any Holder hereof to any of the rights of a stockholder of the Company.

     This Warrant shall not be valid or obligatory for any purpose until it shall have been countersigned by the Company.

                                          WESTERN MICRO TECHNOLOGY, INC.,
                                          a Delaware corporation


                                          By ___________________________
                                                    James W. Dorst
                                                Chief Financial Officer



Attest __________
          James W. Dorst
          Assistant Secretary


DATED: As of September 30, 1997


                                  EXHIBIT A-2

                                 PURCHASE FORM

                                Mailing Address


__________________________________   ______________________________________
__________________________________   ______________________________________
__________________________________   ______________________________________


     The undersigned hereby irrevocably elects to exercise the right of purchase represented by the within Warrant for, and to purchase thereunder, _______________ shares of the stock provided for therein, and tenders herewith payment of the purchase price in full in the form of cash or by cashier's check in the amount of $______________.

     The undersigned requests that certificates for such shares be issued in the name of:

_______________________________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________
              (Please Print Name, Address and Social Security No.)

          DATED:  __________________

Name of Warrant holder or Permitted Assignee:
_____________________________________________________________________________

Address:
____________________________________________________________________________
____________________________________________________________________________
Signature:__________________________________________________________________


Signature Guaranteed:Note: The above signature must correspon with the name as written upon the face of this Warrant in every particular, without alteration or enlargement or any change whatever, unless this Warrant has been assigned.

                                PURCHASE FORM-1